Exhibit 5.1

LEDGEWOOD, P.C.

1900 Market Street

Suite 750

Philadelphia, PA 19103

March 17, 2015

Atlas Resource Partners, L.P.

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, PA 15275

Ladies and Gentlemen:

We have acted as counsel to Atlas Resource Partners, L.P., a Delaware limited partnership (“Atlas”), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended on the effective date thereof being referred to herein as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the offering for resale of up to (i) 20,962,485 issued and outstanding common units of Atlas (the “Common Units”) and (ii) 3,749,986 common units that may be issued upon the conversion of the same number of Atlas’ Class C Convertible Preferred Units (the “Converted Units” and together with the Common Units, the “Units”), for the accounts of the selling unitholders identified in the Registration Statement. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the “Prospectus”)

In our capacity as such counsel, we have familiarized ourselves with the actions taken by Atlas in connection with the registration of the Units. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the Prospectus, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

In our examination, we have assumed (i) the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents, (ii) that parties to any executed documents, other than Atlas, Atlas Energy Group, LLC, Atlas’ general partner (the “General Partner”), and the directors and officers of the General Partner, had the power, corporate or otherwise, to execute and deliver such documents, and the validity and binding effect thereof on such parties, (iii) that each document submitted to us for review is accurate and complete, (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws, and (v) that the Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and any applicable Prospectus Supplement.

Based upon and subject to the foregoing, we are of the opinion that:

1. Atlas is a limited partnership which has been duly formed, is validly existing and is in good standing under the Delaware Revised Uniform Limited Partnership Act.

2. When sold as set forth in the Registration Statement and the Prospectus, the Common Units will be validly issued, fully paid and non-assessable.

3. When the Converted Units issuable upon the conversation of the Class C Convertible Preferred Units have been duly issued upon payment of the consideration therefor or provided for under the terms thereof, such Converted Units will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited in all respects to the Delaware Revised Uniform Limited Partnership Act, the Constitution of the State of Delaware and the federal laws of the United States, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent we do not admit that we are within the category of persons whose consent is required under the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ Ledgewood

LEDGEWOOD a professional corporation